P.O. Box 219139, Kansas City, MO 64121-9139	Variable Universal Life Supplement to Application for Individual Life Insurance
Name of proposed Insured: ____________________________________________________________________________________________________________________________________________________

PREMIUM ALLOCATIONS

Initial Premium $ __________________
•	Select initial premium allocations on form M511. Show percent allocated to each fund. Use whole percentages, total must equal 100%.
•	A maximum of 15 fund selections is available at any one time.

MONTHLY DOLLAR COST AVERAGING

☐ Match initial premium allocations as shown on form M511.
•	If fund selection options for the Monthly Dollar Cost Averaging Plan are different than the initial premium allocations, make fund selections for this plan on form M511.
•	To participate in the Monthly Dollar Cost Averaging Plan, a percentage must be directed to the [Federated Hermes Government Money Fund II] Subaccount when selecting the initial premium allocation.
•	Transfer $__________ monthly over a _____________ month period from the [Federated Hermes Government Money Fund II] Subaccount to the selected subaccounts. The Monthly Dollar Cost Averaging Plan may be elected for a period from 3 to 36 months.
•	At least $250 must be transferred from the [Federated Hermes Government Money Fund II] Subaccount each month. Transfers under this plan may not commence until the later of: (1) 30 days after the contract date; or (2) five days after the end of the free look period.
•	Transfers made under this plan will not count toward the six free transfers permitted each contract year.
•	To start this plan in the future, you must complete a Dollar Cost Averaging Request Form and send it to Kansas City Life.

QUARTERLY PORTFOLIO REBALANCING

☐ Match initial premium allocations as shown on form M511.
•	If fund selection options for the Quarterly Portfolio Rebalancing Plan are different than the initial premium allocations, make fund selections for this plan on Form M511.
•	Fixed account assets will not be included in the Quarterly Portfolio Rebalancing Plan.
•	If you are not currently participating in the Monthly Dollar Cost Averaging Plan, Kansas City Life will redistribute funds in the variable account on a quarterly basis according to the percentages selected, provided the account is in good order. The Quarterly Portfolio Rebalancing Plan will not be available until the Monthly Dollar Cost Averaging Plan has been completed.

•	If you make a change to premium allocations, we automatically change Quarterly Portfolio Rebalancing allocations to match the new premium allocations, unless you give us other instructions.
•	Any requested transfer, either by written request or telephone transfer, will automatically cancel the Quarterly Portfolio Rebalancing Plan unless you authorize a change in premium allocation at that time. You may also cancel this plan by calling or sending a written notice to Kansas City Life.

•	Transfers made under this plan will not count toward the six free transfers permitted each contract year.
•	To start this plan in the future, you must complete a Quarterly Portfolio Rebalancing Request Form and send it to Kansas City Life.

TELEPHONE ACCESS AUTHORIZATION

☐ Yes ☐ No
If answered Yes, I am giving Kansas City Life authority to honor telephone instructions from me to transfer among subaccounts and the fixed account, change the premium allocation, change Dollar Cost Averaging allocations, change Portfolio Rebalancing allocations, or request a contract loan.

☐ Yes ☐ No
If answered Yes, I am giving the Registered Representative/Agent of record authority to transfer among subaccounts and the fixed account, change the premium allocation, change Dollar Cost Averaging allocations, change Portfolio Rebalancing allocations, or request a contract loan.

This authorization is subject to the terms and provisions in the contract and prospectus.  Kansas City Life will not be held liable for any loss, liability, cost, or expense for acting on the telephone instructions.  Kansas City Life's liability for erroneous transactions, unless clearly contrary to instructions received, will be limited to the correction of the allocations on a current basis.  I understand that Kansas City Life will provide written confirmation of the telephone transaction, and that Kansas City Life will monitor and record my telephone call.

ICC22A203

AGREEMENT

1.	No minimum cash value is guaranteed.
2.	I(We) understand that past investment performance does not guarantee future investment results.
3.	The variable life plan applied for is suitable for my investment objectives, financial situations, and needs.
4.	I(We) understand, unless otherwise documented, that this investment is not an obligation of, or otherwise guaranteed by Kansas City Life, Sunset Financial Services, Inc. or any of its affiliates.
5.	I hereby certify, by my signature below, that I have received Kansas City Life’s most recent prospectus dated _____________________.
This application will not be accepted unless each of the following have been initialed by the owner:
_________________
I understand that this product involves risk, and the amount and duration of the death benefit and cash value of the contract may increase or decrease daily depending on the contract's investment results.

_________________	I understand that this product involves certain fees and/or charges and I have received the most recent prospectus dated _______________________, where these fees are discussed in detail.
_________________	I understand that I am buying life insurance.
_________________	I understand that this plan is a long term commitment and that canceling or surrendering this contract may result in a loss of some or all of the premiums paid.

BROKER-DEALER INFORMATION

_________________________________________	___________________	_________________________________________
Broker-Dealer Name (print)	R/R Code	Registered Representative/Agent Phone No.

_________________________________________	_________________________________________
Broker-Dealer Address	Broker-Dealer Authorized Signature

_______________|______________________________________________________	____________|_____________________________
Agent Code Registered Representative/Agent Signature*	Agency Code Agency

*Registered Representative/Agent Certification
By signing above, the Registered Representative/Agent certifies that he/she is FINRA registered and state licensed for variable life contracts in the appropriate state.

________________________________________________________________________________________________________________________
By signing below you understand and agree that the information recorded above will form a part of the contract to which this Supplement is attached.
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Owner’s signature: _____________________________________________________________
Date: ________________________________

ICC22A203